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                                                                   Exhibit 10.14

                            FOURTH AMENDMENT OF LEASE


This Fourth Amendment of Lease made this 5 day of April, 2000 by and between the HEGA REALTY TRUST, with an address of c/o Dirigo Management Company, One City Center, Portland, Maine, 04101 ("Landlord"), and I-MANY, INC., successor-in-interest to Systems Consulting Company, Inc., having a mailing address of 537 Congress Street, 5th Floor, Portland, Maine 04101 ("Tenant").

WHEREAS, Landlord and Tenant entered into a lease dated May 24, 1996 (the "Original Lease") with respect to Tenant's occupancy of 22,991 square feet known as Suites 500, 501, and 404 (the Premises") located at 537 Congress Street, Portland, Maine; and

WHEREAS, Suite 533 located at 533 Congress Street consisting of 5,265 square feet has also been leased as described in a "First Amendment of Lease" dated February 8, 1999; and

WHEREAS, Landlord and Tenant entered into a lease dated September 25, 1997 (the "Second Lease"), with respect to Tenant's occupancy of 830 square feet known as Suite 406 located at 537 Congress Street, Portland, Maine, and the term of the Second Lease ended concurrently with the Original Lease; and

WHEREAS, Landlord and Tenant executed a Second Amendment of Lease dated May 27, 1999, whereby the parties extended the term of the Lease by one year and modified the Tenant's Space under the Lease to include Suite 406 at 537 Congress Street (collectively, with the Original Lease and the First Amendment of Lease, the "Lease"); and

WHEREAS, Landlord and Tenant executed a Third Amendment of Lease dated March 13, 2000, whereby the parties extended the term of the Lease by three (3) years for Suites 500, 501, 404, 406, and 533 in the building at 537 Congress Street; and

WHEREAS, the parties hereto desire to lease additional space in the building at 537 Congress Street, comprised of 10,655 square feet on the 4th floor (referred to herein as "Suite 408");

NOW THEREFORE, for valuable consideration the receipt and sufficiency of which the parties hereby acknowledge, the parties agree effective June 1, 2000, the Lease shall be amended as follows:

1.       In Article I, TERM, the following words shall be added;

                  " (d) For the term commencing June 1, 2000, terminating October 31, 2003 with respect to Suite 408."

2.       In Article I, OPTION, the following shall be substituted:

      One (1) - Two (2) year option as follows:
         11/1/03 - 10/31/04:        $53,254.00 per month ($15.25 psf)*
         11/1/04 - 10/31/05:        $57,852.00 per month ($16.50 psf)*

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                  *Except for basement area, the rental rate for which shall be
                  $6.00 psf and $7.00 psf, for the years commencing 11/1/03 and 11/1/04, respectively.

2.       In Article I, TENANT'S SPACE, the following words shall be substituted;

                  "Suites 500, 501, 404, 406, 408 and 533 (Tenant also has
                  access and use of the basement area from 3/1/99 to 10/31/03 and from 11/01/03 to 11/01/05 under its one (1) to two (2) year option)"

3.       In Article I, BASE RENT, the following words shall be substituted;


        "11/1/96 - 10/31/97:               $11,495.50 per month ($6.00 psf)
         11/1/97 - 10/31/98:               $15,672.20 per month ($8.18 psf)
         11/1/98 -  2/28/99:               $19,504.03 per month ($10.18 psf)
          3/1/99 - 10/31/99:               $23,014.03 per month ($9.77 psf)
         11/1/99 - 10/31/00:               $26,073.21 per month ($10.76 psf)
         06/1/00 - 10/31/00:               $10,655.00 per month ($12.00 psf for Suite 408)
         11/1/00 - 10/31/01:               $41,116.00 per month ($12.00 psf)*
         11/1/01 - 10/31/02:               $45,714.00 per month ($13.25 psf)*
         11/1/02 - 10/31/03:               $50,312.00 per month ($14.50 psf)*


*Except for basement area, the rental rate for which shall be $3.00 psf, $4.00 psf and $5.00 psf for the years commencing 11/1/00, 11/1/01 and 11/1/02, respectively.

4. In Article I, RENTABLE FLOOR AREA OF TENANT'S SPACE, the following provision shall be substituted: "Approximately 45,241 square feet"

5.       In Article IV - RENT, the following paragraph is added:

         4.03 Landlord agrees that in the event Tenant is unable to occupy Suite 408 by June 1, 2000, due to incomplete, or delays in, work for which the Landlord is responsible, rent for such space shall be prorated to reflect period during which Tenant's occupation was delayed.

6. In Article VI, TENANT COVENANTS, the following sentence shall be added to the end of paragraph (a): In addition, commencing June 1, 2000, for suite 408, the Tenant agrees to pay for all charges for electricity supplied to the leased space used for lighting and HVAC.

7. Landlord agrees to provide a build-out allowance of up to $50,000 for the demolition and construction of the leased space constituting Suite
408. Tenant may request that Landlord perform the work or may engage a contractor to perform the work and submit the cost of the work to Landlord for reimbursement.

8. Landlord agrees to provide and Tenant shall pay for nine (9) additional parking spaces in the Tolman Parking Lot at a current rate of $60.00 per space per month. Commencing January 1, 2001, Landlord reserves the right to increase on an annual basis the monthly rate per space by not more than $5.00 over the prior year's rate.

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Except as otherwise expressly amended, modified and provided for in this
Amendment, all of the terms and conditions of said Lease (as amended February 8, 1999, May 27, 1999 and March 13, 2000) are hereby ratified and shall be deemed to be incorporated herein and made a part hereto and shall continue full force and effect. The Lease and this document contain all the agreements of the parties with respect to the subject matter thereof and supersede all prior dealing between them with respect to such subject matters.


IN WITNESS WHEREOF, the parties hereto have set their hands and seals in two counterpart copies, each of which counter copy shall be deemed an originals for all purposes, as of the date and year above written.

/s/ James O'Donnell                  /s/ Peter S. Skapinsky             4/5/00
------------------------            ------------------------------------------
Witness                                 LANDLORD:  HEGA REALTY TRUST       Date
                                        By: Peter S. Skapinsky
                                        Authorized Agent for HEGA REALTY TRUST

/s/ Cheryl O. Tumlin                 /s/ Philip M. St. Germain         4/5/00
------------------------            ------------------------------------------
Witness                                 I-MANY, INC.,                     Date
                                        By: Philip M. St. Germain
                                        Its: Chief Financial Officer


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